Exhibit 10.41

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

NOTE AND LOAN AGREEMENT

This NOTE and LOAN AGREEMENT (the “Note and Loan Agreement”), dated as of August 5, 2024, by and between BLOCKFUSION USA, INC., a Delaware corporation, having its principal place of business at [***] (“Borrower” or “Blockfusion”), NORTH EAST DATA, LLC, a Delaware limited liability company having an address at 5380 Frontier Avenue, Niagara Falls, New York 14304 (“NED”; together with Borrower, collectively, “Obligors” and each, an “Obligor”) and XBTO TRADING, LLC, a Delaware limited liability company having its principal place of business at 2955 NE 7th Avenue, Miami, Florida 33137 (“Lender”).

WITNESSETH:

WHEREAS, pursuant to a certain Note and Loan Agreement between Borrower and Lender dated as of April 1, 2022 and effective as of February 10, 2022 (as amended, modified, supplemented and/or restated from time to time, the “Original Loan Agreement”), Lender agreed to extend to Borrower a loan in the original principal amount of Seven Million Three Hundred Fifty-Five Thousand Seven Hundred Five Dollars ($7,355,705) (the “Original Loan”);

WHEREAS, Lender instituted suit against Borrower and NED in the Supreme Court of the State of New York, County of Niagara, Index No. E179092/2023 (the “Litigation”) in connection with Blockfusion’s failure to pay amounts under the Original Loan, and Obligors asserted certain counterclaims and defenses against Lender;

WHEREAS, Borrower and Lender have agreed to settle the Litigation pursuant to that certain Settlement Agreement and Mutual Release dated the date hereof (the “Settlement Agreement”);

WHEREAS, pursuant to the Settlement Agreement, Borrower has agreed to pay Lender the sum of $8,267,885.00 pursuant to and in accordance with the terms hereof.

NOW THEREFORE, in consideration of the promises and of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledge, the parties do hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in this Section 1.

(a) “Borrower” shall have the meaning given such term in the preamble hereof.

(b) “Change of Control” means (i) if Alex Martini and Kant Trivedi (or entities controlled by each of them) cease to own, collectively, free and clear of all liens, security interests or other encumbrances at least 51% of the outstanding voting stock of Borrower; (ii) if Borrower fails to own 100% of the membership interests of NED; (iii) any pledge, assignment or hypothecation of or lien or encumbrance on Borrower’s membership interest of NED (other than to Lender), (iv) if Alex Martini and Kant Trivedi, individually or collectively, cease to maintain, directly or indirectly, the ability to direct the management policies and decisions of Obligors; (v) any sale, transfer, lease (other than as approved by Lender in writing) of all or substantially all of an Obligor’s assets; and (vi) if Alex Martini and Kant Trivedi fail to continue to exercise control over (A) the day to day management and operation of Borrower’s business, and (B) all material business decisions (including a sale, financing or refinancing) for Borrower during the term of the Loan.

(c) “Claim” means [***].

(d) “Claim Payment” shall mean receipt by any Obligor of any payment of any amount on account of the Claim whether through settlement, adjustment, litigation or otherwise, excluding amounts paid to cover the actual and documented fees and expenses, including contingency fees, incurred by the professionals retained to prosecute the Claim on behalf of the of the Obligors.

(e) “Collateral” shall have the meaning set forth in Section 12(a) hereof.

(f) “Confession of Judgment” shall have the meaning set forth in Section 42 hereof.

(g) “Default Rate” shall have the meaning set forth in Section 3 hereof.

(h) “Disputed Equipment” means that certain equipment located in [***] that is the subject of a dispute between Blockfusion and Bit Digital USA, Inc. currently pending in the Superior Court of the State of Delaware.

(i) “Dispute Payment” means receipt by any Obligor of any payment of any amount on account of the National Grid Dispute, whether through settlement, adjustment, litigation, collections on any judgment, or otherwise, excluding amounts paid to cover the actual and documented fees and expenses, including contingency fees, incurred by the professionals retained to prosecute the National Grid Dispute on behalf of the of the Obligors.

(j) “Guarantor Collateral” means the “Collateral” as defined in the Guarantor Security Agreement.

(k) “Guarantor Confession of Judgment” means the “Confession of Judgment” as defined in the Guaranty.

(l) “Guarantor Security Agreement” means that Security Agreement made by NED in favor of Lender as of the date hereof, as the same may be amended, modified, supplemented, assigned and/or restated from time to time.

(m) “Guaranty” means that certain Guaranty Agreement by NED in favor of Lender dated as of the date hereof, as the same may be amended, modified, supplemented, assigned and/or restated from time to time.

(n) “Incident” means the fire and subsequent damage, loss or destruction of Borrower’s property that occurred at Borrower’s facility at the Property on or about May 10, 2022.

(o) “Insight Equipment” means the equipment that is the subject of the master lease agreement No. 9598 dated November 4, 2021, between Insight Investments, LLC (as lessor) and Blockfusion (as lessee or co-lessee) and NED (as lessee or co-lessee), as modified, supplemented or amended from time to time.

(p) “Lender Indebtedness” means, all principal, interest and all other costs, fees and expenses payable under this Note and Loan Agreement, including without limitation, all obligations under the Loan Documents, together with all interest and other sums payable in connection with any of the foregoing.

(q) “Litigation” shall have the meaning set forth in the recitals hereof.

(r) “Loan” shall have the meaning set forth in Section 2(a) hereof.

(s) “Loan Documents” means this Note and Loan Agreement, the Security Agreement, the Guaranty, the Negative Pledge Agreement, the Guarantor Security Agreement, the Confession of Judgment, the Guarantor Confession of Judgment and all other documents, executed or delivered by Loan Parties or any other Person pursuant to this Agreement or in connection herewith, as they may be amended, modified or restated from time to time.

(t) “MAE” shall have the meaning set forth in Section 13(a) hereof.

(u) “Mandatory Claim Prepayment” shall have the meaning set forth in Section 7(c) hereof.

(v) “Mandatory Dispute Prepayment” shall have the meaning set forth in Section 7(d) hereof.

(w) “Mandatory Financing Prepayment” shall have the meaning set forth in Section 7(b) hereof.

(x) “Mandatory Prepayment” means a Mandatory Financing Prepayment, Mandatory Claim Prepayment, and/or a Mandatory National Grid Prepayment.

(y) “Maturity Date” shall have the meaning set forth in Section 2(d) hereof.

(z) “Mortgage” means that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, made by NED in favor of Property Holdings Portfolio, LLC dated as of September 9, 2021 and recorded at the Niagara County Clerk, instrument number 2021-20950, as modified by that certain Modification Agreement to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of August 28, 2023 and recorded at the Niagara County Clerk, instrument number 2023-13856.

(aa) “National Grid” means Niagara Mohawk Power Corporation d/b/a National Grid.

(bb) “National Grid Dispute” shall mean the dispute among Borrower, NED and National Grid, arising from the Incident pursuant to which Borrower and NED filed an action against National Grid.

(cc) “NED” shall have the meaning given such term in the preamble hereof.

(dd) “Negative Pledge” means that certain Negative Pledge Agreement dated as of the date hereof, as the same may be amended, modified, supplemented, assigned and/or restated from time to time.

(ee) “Niagara Settlement” means that certain settlement agreement entered into in December 2023 by and between NED, Blockfusion and the City of Niagara Falls, New York.

(ff) “Obligor” shall have the meaning given such term in the preamble hereof.

(gg) “Original Loan” shall have the meaning set forth in the recitals hereof.

(hh) “Original Loan Agreement” shall have the meaning set forth in the recitals hereof.

(ii) “Permitted Claim Encumbrance” means that portion of the Obligors’ interest in any Claim Payment and Dispute Payment that is not required to be paid to Lender as a Mandatory Claim Prepayment or a Mandatory Dispute Prepayment, which is currently assigned to Property Holdings Portfolio, LLC and which may, notwithstanding anything else herein, be assigned free and clear of Lender’s lien to a third party.

(jj) “Person” means an individual, a corporation, partnership, limited liability company, trust, unincorporated organization, association, joint stock company or joint venture or a government or any agency or subdivision thereof, or any other entity.

(kk) “Property” means NED’s real property located at 5380 Frontier Avenue, Niagara Falls, New York.

(ll) “Qualifying Financing” shall mean receipt by any Obligor of proceeds of any financing, whether as capital, debt and/or equity, whether secured or unsecured, whether received in a lump sum, multiple draws or otherwise, whether from a single source or multiple sources, in the aggregate principal amount equal to or greater than $[***].

(mm) “Qualifying Refinancing” shall mean receipt by any Obligor of the proceeds of any financing, whether received in a lump sum, multiple draws or otherwise, whether from a single source or multiple sources, in the aggregate principal amount equal to or greater than $[***], and pursuant to which the Mortgage is repaid in full and a new mortgage over the Property is granted.

(nn) “Security Agreement” means that certain Security Agreement made by Borrower in favor of Lender as of the date hereof, as the same may be amended, modified, supplemented, assigned and/or restated from time to time.

2. The Loan.

(a) Loan Amount. This agreement sets for the terms pursuant to which Borrower shall repay to Lender the sum Eight Million Two Hundred Sixty Seven Thousand Eight Hundred Eighty Five and 00/100 Dollars ($8,267,885.00) (the “Loan”), and together with interest and other fees as set forth herein.

(b) [Reserved].

(c) Loan Advance. Borrower acknowledges that it has received the Loan as of the date hereof.

(d) Maturity Date. The Loan shall be for a term commencing on the date hereof and ending on June 6, 2027 (“Maturity Date”).

3. Interest Rate and Default Rate. Interest on the unpaid principal balance hereof will accrue as follows (a) from the date hereof through and including June 6, 2025, 12.00% per annum, (b) from June 7, 2025 through and including June 6, 2026, 14.00% per annum, and (c) from June 7, 2026 through and including the Maturity Date, 16.00% per annum. Notwithstanding the foregoing, interest will accrue and be payable on the outstanding principal amount hereof and all other sums payable under the Loan Documents following the occurrence of an Event of Default or the final maturity date of this Note and Loan Agreement, until paid, at a rate per annum which is equal to eighteen percent (18%) (the “Default Rate”).

4. Post-Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

5. Payments. Interest on the Loan shall be payable monthly, in arrears, on the first business day of each month. Interest accruing from the date hereof through and including August 30, 2024, shall be paid in kind, by adding such interest to the outstanding principal balance of the Loan on the last day of each calendar month. Beginning September 1, 2024, and continuing on the first day of each calendar month thereafter until the Loan is paid in full, Borrower shall make monthly payments of accrued interest (x) in immediately available funds in the amount of $60,000 (the “Monthly Cash Payment”), which shall be applied in accordance with Section 9 hereof, and (y) in kind in the amount by which interest accrued in the relevant month exceeds the Monthly Cash Payment. All interest paid in kind shall be added to the outstanding principal balance of the Loan on the last day of each calendar month and capitalized as of the first day of each calendar month. One final payment in the amount of the outstanding principal balance of the Loan, together with all accrued and unpaid interest (including all interest paid in kind) thereon and all other fees, costs and expenses payable hereunder, shall be due on the Maturity Date.

6. Place of Payment. Principal and interest hereunder shall be payable to Lender, at such place as Lender, from time to time, may designate in writing.

7. Prepayment.

(a) Voluntary Prepayments. Borrower may prepay all or any part of the principal balance of the Loan at any time, following delivery of not less than one (1) calendar months’ prior written notice prior written notice to Lender.

(b) Mandatory Prepayment Related to Refinancing. Upon the receipt by any Obligor of a Qualifying Refinancing or Qualifying Financing, Obligors shall prepay, or cause to be prepaid, the Lender Indebtedness in an amount equal to the Mandatory Prepayment Amount listed across from the corresponding financing amount set forth in the schedule attached hereto as Exhibit “A” and incorporated herein by reference (such mandatory prepayment, a “Mandatory Financing Prepayment”). For the avoidance of doubt, absent payment in full of the Lender Indebtedness, Lender shall not be required to release or subordinate its security interests in the Collateral.

(c) Mandatory Prepayment Related to Insurance Recovery. Upon the receipt by any Obligor of a Claim Payment, such Obligor shall prepay, or cause to be prepaid, the Lender Indebtedness upon a Claim Payment in an amount equal to [***] (such prepayment, a “Mandatory Claim Prepayment”).

(d) Mandatory Prepayment Related to National Grid Recovery. Upon the receipt by any Obligor of a Dispute Payment, such Obligor shall prepay, or cause to be prepaid, the Lender Indebtedness in an amount equal to [***] (such prepayment a “Mandatory Dispute Prepayment”).

(e) Mandatory Prepayment Related to Change of Control. In the event of a Change of Control with respect to any Obligor, Obligors shall prepay, or cause to be prepaid, the Lender Indebtedness in full.

8. Payment Method. Borrower shall make all payments in immediately available funds. If Lender accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have been actually received or made available to Lender.

9. Application of Payments. Any and all payments on account of this Note and Loan Agreement shall be applied first to accrued and unpaid sums payable under this Note and Loan Agreement other than principal and interest, second to accrued and unpaid interest, and third to outstanding principal. Borrower agrees that, to the extent Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

10. Conditions to Effectiveness. The obligation of Lender to make available the Loan is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions (any of which may be waived by Lender):

(a) Obligors and all other required Persons will have executed and delivered to Lender the Loan Documents.

(b) Borrower shall have executed and delivered in escrow to Lender’s counsel the Confession of Judgment.

(c) Guarantor shall have executed and delivered in escrow to Lender’s counsel the Guarantor Confession of Judgment.

(d) Obligors shall have disclosed to Lender the terms of any contingency fee arrangement for professionals prosecuting the Claim and the National Grid Dispute.

(e) All representations and warranties of Obligors set forth in the Loan Documents will be true at and as of the date hereof.

(f) No condition or event shall exist or have occurred which would constitute a Default or Event of Default hereunder. “Default” means any event which with the giving of notice, passage of time or both, could constitute an Event of Default.

(g) Obligors shall have delivered to Lender a certificate of an authorized officer of each Obligor certifying and attaching true, accurate and complete versions of (i) its articles of incorporation, certificate of formation, by laws and operating agreement, as applicable; (ii) the resolutions authorizing its execution, delivery and performance of this Agreement and all other documents, certificates and actions required hereunder or in connection herewith, (iii) an incumbency certificate setting forth its officers (together with the corresponding signatures), and (iv) a good standing certificate with respect to the jurisdiction of formation for each Obligor, all in form and substance acceptable to Agent in its sole discretion.

11. Loss of Margin. In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central Lender, monetary authority or governmental authority, or the compliance with any guideline or request of any central Lender, monetary authority or governmental authority (whether or not having the force of law):

(a) subjects Lender to any tax with respect to any amounts payable under this Note and Loan Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Note and Loan Agreement or the other Loan Documents (except for any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of Lender’s being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are imposed as a result of a present or former connection between Lender and the jurisdiction imposing such tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or any Loan Document), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to this Section, amounts with respect to such taxes were payable either to Lender’s assignor immediately before such Lender became a party hereto or to Lender immediately before it changed its lending office, (c) taxes attributable to Lender’s failure to provide to Borrower, on or before the date on which it becomes a party to this Note and Loan Agreement, a properly completed IRS Form W-9 or IRS Form W-8, as applicable, and (d) any withholding taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended); or

(b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitments to make loans or advances by Lender; or

(c) imposes upon Lender any other condition (other than taxes) with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Note and Loan Agreement, and the result of any of the foregoing is to increase the costs of Lender, reduce the income receivable by or return on equity of Lender or impose any expense upon Lender with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Note and Loan Agreement, Lender shall so notify Borrower in writing. Borrower agrees to pay Lender the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within fifteen (15) business days after presentation by Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense; provided that Borrower shall not be treated less favorably with respect to such amounts than how other similarly situated borrowers of Lender are generally treated. Such statement shall set forth a brief explanation of the amount and Lender’s calculation of the amount (in determining such amount Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate from the due date until paid, both before and after judgment.

(d) Failure or delay on the part of Lender to demand compensation pursuant to the foregoing provisions of this Section 11 shall not constitute a waiver of Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender notifies Borrower of the change in law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor.

(e) If Lender requests compensation under this Section 11 or requires Borrower to pay any taxes or additional amounts to Lender or any governmental authority for the account of Lender, then at the request of Borrower, Lender shall, as applicable, use reasonable efforts to designate a different office for funding or booking the Loan hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 11, in the future, and (ii) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

12. Security; Loan Documents.

(a) As security for the full and timely payment of the Lender Indebtedness, Borrower shall grant, convey and assign to Lender a lien on, and security interest in, all existing and after-acquired assets and property of Borrower of any nature (collectively, the “Borrower Collateral”) as further described in the Security Agreement.

(b) The Loan is further secured by the Guarantor Collateral (together with the Borrower Collateral, the “Collateral”).

(c) This Note and Loan Agreement is further secured by and entitled to all rights and remedies provided in all other documents executed or delivered in connection herewith.

13. Representations and Warranties. Borrower represents and warrants as of the date hereof as follows:

(a) Valid Organization, Good Standing and Qualification. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification except where the failure to be in good standing could not reasonably be expected to have a material adverse effect in the financial condition, assets or properties of Borrower (an “MAE”).

(b) No Material Adverse Change in Financial Condition. There has been no MAE since the date of the most recent financial statements of Borrower delivered to Lender.

(c) Pending Litigation or Proceedings.

(i) Except as set forth on Schedule 13(c)(i) attached hereto and incorporated herein by reference, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that could reasonably be expected to have an MAE.

(ii) Schedule 13(c)(ii) contains a true and correct summary of the status of all actions set forth on Schedule 13(c)(i), including without limitation the Claim and the National Grid Dispute.

(d) Due Authorization; No Legal Restrictions. The execution and delivery by Borrower of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate action of Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance, or Borrower’s certificate or articles of incorporation or by-laws or any indenture, mortgage, loan, credit agreement or other document or instrument to which Borrower is a party or by which Borrower may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, individually or in the aggregate, could reasonably be expected to have an MAE, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Lender.

(e) Enforceability. The Loan Documents have been duly executed by Borrower and delivered to Lender and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f) No Default Under Other Obligations, Orders or Governmental Regulations. (i) Borrower is not in violation of its certificates or articles of incorporation or by-laws, and (ii) Borrower is not in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any indebtedness or pursuant to which any such indebtedness is issued or in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected, which, individually or in the aggregate, could reasonably be expected to have an MAE.

(g) Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Loan Documents or the consummation of the transactions contemplated thereby where the failure to obtain such consent, approval or authorization, or make such designation, declaration or filing, could reasonably be expected to have an MAE.

(h) Solvency. Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and as of the date hereof, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities.

(i) Accuracy of Representations and Warranties. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto or in connection herewith, fails to contain any statement of material fact necessary to make such representation or warranty is not misleading in any material respect in light of the circumstances under which it was made (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date is not misleading in any material respect as of such specific date). There is no fact which Borrower knows or should know and has not disclosed to Lender, which could reasonably be expected to have an MAE. To the extent such information, report, financial statement, or other factual information or data was based upon or constitutes a forecast or projection or other forward looking information, Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time such forecasts, projections or information were made available to Lender, no assurance is given by Borrower that the results forecasted in any such projections will be realized, and that actual results covered by such forecasts, projections and other forward looking information may differ from the projected results and that such differences may be material.

(j) OFAC Compliance. Neither Borrower nor any subsidiary of Borrower or affiliate of Borrower (i) is a “Sanctioned Person”, (ii) has more than 15% of its assets in “Sanctioned Countries”, or (iii) derives more than 15% of its operating income from investments in, or transactions with “Sanctioned Persons” or “Sanctioned Countries”. The proceeds of the Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a “Sanctioned Person” or a “Sanctioned Country”.

(k) [Reserved].

(l) Liens. Except as set forth on Schedule 13(l) attached hereto and incorporated herein by reference, the Collateral is free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances).

(m) Financial Information. Borrower has furnished to Lender the unaudited financial statements of Borrower for its fiscal year ended December 31, 2023. Such financial statements of Borrower (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrower at such dates, and have been prepared in accordance with generally accepted accounting methods. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

14. Covenants. Except with the prior written consent of Lender, Obligors will comply with the following:

(a) Payment of Principal, Interest and Other Amounts Due. Pursuant to Section 4 hereof, Borrower will pay when due all Lender Indebtedness and all other amounts payable by it hereunder, including without limitation the Mandatory Prepayments set forth in Section 7 hereof.

(b) Reporting Related to the Incident.

(i) Within five business days of Lender’s request, but no less frequently than on the first day of each calendar month, Obligors shall deliver to Lender a written update regarding the status of the Refinancing, the Claim and the National Grid Dispute, including, without limitation, a description of any offers to settle, discount or pay any of the same, any indications of interest, letters of intent, offers to refinance, commitment letters and any other documents, correspondence and/or information pertaining to the foregoing.

(ii) Within five business days of Lender’s request, Obligors shall deliver to Lender any information or documentation requested by Lender, including without limitation, information and documentation related to Borrower, NED, each of their respective assets and liabilities, the Claim, the National Grid Dispute, and the Refinancing, except such information as may be protected by the attorney-client or work product privilege.

(iii) Neither Obligor shall, directly or indirectly, assign, encumber, dispose of or grant any interest in the Claim or the claim against National Grid, other than the Permitted Claim Encumbrance.

(iv) Obligors shall provide to Lender advance written notice of any settlement of the Claim or the National Grid litigation and shall provide to Lender true and correct copies of any settlement agreement entered in connection therewith.

(v) Obligors shall provide to Lender a copy of any decision entered in any case concerning the Claim and the National Grid litigation.

(c) Limitation on Sale. Other than in the ordinary course of business or in relation to the Permitted Claim Encumbrance, the Disputed Equipment or the Insight Equipment, neither Obligor will enter into any arrangement whereby it will sell or transfer the Collateral owned by it, regardless of whether such Obligor will then or thereafter rent or lease as lessee such Collateral or any part thereof, unless such Obligor prepays the balance owned under this Note and Loan Agreement in an amount equal to 100% of the proceeds, net of all fees, expenses, and income, transfer or capital gains taxes, paid or payable, of such sale.

(d) Taxes; Claims for Labor and Materials. Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets, except for those that could not reasonably be expected to have an MAE or those being properly contested by appropriate proceedings and for which adequate reserves have been maintained in accordance with generally acceptable accounting principles. Borrower will not file or consent to the filing of, any consolidated income tax return with any Person other than a subsidiary or a parent entity.

(e) Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower will (a) obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification, unless doing so could not reasonably be expected to have a MAE; and (c) continue to operate its business as presently operated and will not engage in any new businesses that could reasonably be expected to have a MAE to the business as presently operated. Borrower will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it where noncompliance could reasonably be expected to have an MAE.

(f) Insurance. Borrower will carry adequate insurance issued by an insurer (i) that is reasonably acceptable to Lender, in amounts reasonably acceptable to Lender (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards (including business interruption insurance) as are usually carried by entities engaged in the same or a similar business similarly situated or as may be reasonably required by Lender. In the case of insurance on any of the Collateral, Borrower shall carry insurance in amounts as set forth in those certain policies in force on the date hereof and cause Lender to be named as insured mortgagee with respect to all real property that constitutes Collateral, loss payee (with a lender’s loss payable endorsement) with respect to all personal property that constitutes Collateral, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days’ notice to be given Lender by the insurance carrier prior to cancellation or material modification of such insurance coverage.

Borrower shall cause to be delivered to Lender the insurance policies therefor or, in the alternative, evidence of insurance required hereunder and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof or, in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Borrower shall direct all insurers that in the event of any loss thereunder covering the Collateral or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all returned or unearned premiums directly to Lender and not to Borrower and Lender jointly.

In the event of any loss of the Collateral, Borrower will give Lender immediate notice thereof and Lender may make proof of loss with respect thereto whether the same is done by Borrower. Lender is granted a power of attorney by Borrower with full power of substitution to file any proof of loss with respect to the Collateral in Borrower’s or Lender’s name, to endorse Borrower’s name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

In the event of any loss of the Collateral covered by insurance as to which Lender is the loss payee or lender loss payee, Lender, at its option, may (a) retain and apply all or any part of the insurance proceeds (net of any income, transfer or capital gains taxes) to reduce in the order described in Section 8, the Lender Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Lender of such repair or replacement, in either case without waiving or impairing the Lender Indebtedness or any provision of this Note and Loan Agreement. Any deficiency on the Lender Indebtedness remaining after the loss of all of the Collateral and the application of the insurance proceeds to the Lender Indebtedness pursuant to clause (a) above shall be paid by Borrower to Lender within fifteen (15) business days after demand. Borrower shall not take out any insurance against the Collateral without having Lender named as loss payee or additional insured thereon. Borrower shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

(g) Inspections; Examinations. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Lender copies of any and all of Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, “comment” letters and audit reports, and to disclose to Lender any information they may have concerning Borrower’s financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

The officers of Lender, or such Persons as any of them may designate, may, at Borrower’s sole cost and expense for one visit per year (unless an Event of Default has occurred and is continuing), during normal business hours and upon reasonable advance notice, visit and inspect any of the properties of Borrower, examine (either by Lender’s employees or by independent accountants) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Lender may desire, except to the extent comprised of trade secrets under applicable law or prohibited by applicable law. Additionally, Lender may obtain updated appraisals of the Collateral once per year, which shall be at Lender’s expense, unless after the occurrence of an Event of Default, whereupon all such appraisals shall be at Borrower’s sole cost and expense.

Lender may conduct, upon prior written notice and during business hours, and Borrower will fully cooperate with, field examinations of the inventory, accounts receivable and business affairs of Borrower. After the occurrence of an Event of Default, Borrower will reimburse Lender for all costs, expenses and charges as may be required by Lender in connection with all field examinations.

(h) [Reserved].

(i) Name; Address or State of Organization Change. Borrower will not change its name or location (as defined under the Uniform Commercial Code) or its organization structure except upon thirty (30) days prior written notice to Lender and delivery to Lender of any items requested by Lender to maintain perfection and priority of Lender’s security interests in and access to the Collateral.

(j) Notices. Borrower will promptly notify Lender of (a) any action or proceeding brought against Borrower wherein such action or proceeding could reasonably be expected to have an MAE, or (b) the occurrence of any Default or Event of Default.

(k) Additional Documents and Future Actions. Borrower will, at its sole cost, take such actions and provide Lender from time to time with such agreements, financing statements and additional instruments, documents or information as may be necessary or Lender may reasonably deem advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Lender to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Lender as its attorney-in-fact, with full power of substitution, to take such actions upon the occurrence and during the continuance of Event of Default as may be necessary or Lender may reasonably deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower’s behalf and file at Borrower’s expense financing statements, and amendments thereto, in those public offices necessary or Lender may reasonably deem appropriate to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower’s behalf such other documents and notices as Lender may reasonably deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.

(l) Reporting. Borrower will maintain books of record and account in which full, correct and current entries in accordance with generally acceptable accounting principles will be made of all of Borrower’s dealings, business and affairs, and Borrower shall deliver to Lender the following:

(i) Annually, within ninety (90) days of Borrower’s fiscal year end, the internally prepared financial statements of Borrower and NED, each including a balance sheet, cash flow statement and income statement for the year ended; provided, however, that if Borrower’s Board of Directors elects to obtain audited financial statements for any fiscal year end, Borrower shall deliver such audited financial statements within the period provided in this subsection; and

(ii) Quarterly, within thirty (30) days of Borrower’s fiscal quarter end, internally prepared financial statements of Borrower and NED, each including a balance sheet, cash flow statement and income statement for the quarter ended.

15. Events of Default. For purposes hereof, each of the following shall constitute an Event of Default (“Event of Default”) hereunder:

(a) The failure of Borrower or NED to pay any Lender Indebtedness (including, without limitation any Mandatory Prepayment) within ten (10) business days after the date on which such payment is due, whether on demand, at the stated maturity or due date thereof or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

(b) The failure of Borrower or NED to duly perform or observe in all material respects any obligation, covenant or agreement on its part contained herein;

(c) [Reserved];

(d) The failure of Borrower or NED to pay or perform any other obligation to Lender under any other agreement or note or otherwise arising, whether or not related to this Note and Loan Agreement, after the expiration of any notice and/or grace periods permitted in such documents that has resulted in the acceleration of the maturity of such other obligation;

(e) The adjudication of Borrower or NED as a bankrupt or insolvent, or the entry of an Order for Relief against Borrower or NED or the entry of an order appointing a receiver or trustee for Borrower or NED of any of their respective property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

(f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or against Borrower or NED or Borrower or NED makes an assignment for the benefit of creditors or Borrower or NED takes any action to authorize any of the foregoing, which, in the case of a proceeding filed against Borrower or NED, is not stayed or lifted within sixty (60) days;

(g) The suspension of the operation of Borrower’s or NED’s present business for thirty (30) days, or Borrower or NED becoming generally unable to meet its material debts as they mature, or the admission in writing by Borrower or NED to such effect, or Borrower or NED calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

(h) All or any material part of the assets of Borrower or NED are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors.

(i) The entry of a final judgment for the payment of money against Borrower or NED of $[***] or more which, within thirty (30) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

(j) Any representation or warranty of Borrower or NED in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by Borrower or NED pursuant hereto or pursuant to the Guaranty is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified. However, Borrower and NED shall have ten (10) business days to cure such default;

(k) Borrower or NED voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

(l) Borrower or NED is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order creates an MAE, it being understood that so long as the Obligors may continue to operate in accordance with the terms of the Niagara Settlement notwithstanding any such order of any court or administrative or regulatory agency, such order shall not create an MAE;

(m) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of Borrower for more than thirty (30) consecutive days and results in an MAE;

(n) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by Borrower, which loss, suspension, revocation or failure to renew has had an MAE, it being understood that so long as the Obligors may continue to operate in accordance with the terms of the Niagara Settlement, no such loss, suspension, revocation or failure to renew any license or permit shall have had an MAE;

(o) Any breach by Borrower of its obligations under any subordination agreement now or hereafter executed in favor of Lender;

(p) The validity or enforceability of this Note and Loan Agreement or any of the Loan Documents is contested by Borrower or NED; or Borrower or NED denies that it has any or any further liability or obligation hereunder or thereunder; and

(q) The occurrence of an Event of Default under any of the other Loan Documents.

16. Remedies. During the continuance of an Event of Default that has not been waived in writing by Lender, Lender, at its option and without notice to Borrower, may declare immediately due and payable the entire Lender Indebtedness, together with interest accrued thereon at the applicable rate specified herein to the date of the Event of Default and thereafter at the Default Rate. Payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies in this Note and Loan Agreement or in the Loan Documents, or as may be available to Lender at law or in equity. Further, Lender may, pursuant to Section 40 hereof, file the Confession of Judgment (as hereinafter defined) without further notice and Lender shall be entitled to enforce such judgment against Borrower for the Default Amount (as hereinafter defined). In such instance, Borrower shall not seek to vacate the Confession of Judgment for any non-procedural issue, nor shall it plead or argue any substantive, non-procedural defense to any claim brought against it by Lender that relates to the amount owed pursuant to this Note and Loan Agreement or Section 40 hereof. If Lender employs counsel to enforce this Note and Loan Agreement by suit or otherwise, Borrower will reimburse Lender for all actual costs of suit and other expenses in connection therewith, whether or not suit is actually instituted, together with Lender’s reasonable and actual attorney’s fees including, without limitation, attorney’s fees incurred post judgment incurred for collection, together, to the extent permitted by applicable law, with interest on any judgment obtained by Lender at the Default Rate, including interest at the Default Rate from and after the date of execution, judicial or foreclosure sale until actual payment is made to Lender of the full amount due to Lender.

17. Set-Off. Without limiting the rights of Lender under applicable law, during the continuance of an Event of Default that has not been waived in writing by Lender, Lender has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Lender’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, as security for Lender Indebtedness. At any time and from time to time upon the occurrence of an Event of Default that has not been waived in writing by Lender, Lender may without notice or demand, set-off and apply any and all deposits or amounts (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit of Borrower against any or all of the Lender Indebtedness.

18. Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Lender to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Lender. No single, partial or full exercise of any rights, remedies, powers and privileges by Lender shall preclude further or other exercise thereof. No course of dealing between Lender and Borrower shall operate as or be deemed to constitute a waiver of Lender’s rights under the Loan Documents or affect the duties or obligations of Borrower.

19. Remedies Cumulative. The rights, remedies, powers and privileges provided for herein or under the Loan Documents shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Lender’s favor at law or in equity.

20. Recovery of Judgments. The recovery of any judgment by Lender and/or the levy of execution under any judgment upon any Collateral shall not affect in any manner or to any extent the lien of any mortgage securing this Note and Loan Agreement upon, or any security interest in, such Collateral, or any rights, remedies or powers of Lender under any of the Loan Documents, but such liens, security interests, rights, remedies and powers of Lender shall continue unimpaired as before. The exercise by Lender of its rights and remedies and the entry of any judgment by Lender shall not adversely affect in any way the interest rates payable hereunder on any amounts due to Lender, but interest shall continue to accrue on such amounts at the Default Rate specified herein.

21. Releases. Obligors agree that (i) Lender may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, (ii) this Note and Loan Agreement may be amended, supplemented or modified by Lender and the other signatory parties (including Borrower) and (iii) Lender may resort to any guaranty or any Collateral in such order and manner as it may think fit, or accept the assignment, substitution, exchange or pledge of any other Collateral or guaranty in place of, or release for such consideration, or for no consideration, as it may require, without in any way affecting the validity of the lien over or other security interest in the remainder of any Collateral (or the priority thereof or the position of any subordinate holder of any security interest with respect thereto), or any rights that Lender may have with respect to any other guaranty. Any action taken by Lender pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of Lender, or of any Event of Default, or of any liability or obligation of Borrower hereunder or under any of the Loan Documents.

22. Submission to Jurisdiction. Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the State of New York, and irrevocably agrees that, subject to Lender’s election, all actions or proceedings relating to the Note and Loan Agreement, the other Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in Section 26. Nothing contained in this Section 23 shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

23. Waivers. In connection with any proceedings under this Note and Loan Agreement, the Loan Documents, or in connection with any Lender Indebtedness, including without limitation any action by Lender in replevin, foreclosure or other court process or in connection with any other action related to this Note and Loan Agreement, the Loan Documents or the Lender Indebtedness, Borrower hereby waives and releases:

(a) [reserved];

(b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered hereunder or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

(c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained hereunder and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Lender;

(d) presentment for payment, demand, notice of demand, notice of nonpayment or dishonor or acceleration, protest and notice of protest of this Note and Loan Agreement, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and Loan Agreement or any other Lender Indebtedness;

(e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

(f) any demand for possession of the Collateral prior to commencement of any suit;

(g) [reserved]; and

(h) any right to subrogation, reimbursement, contribution or indemnity from any co-borrower in connection with any Lender Indebtedness.

24. Fees, Costs and Expenses. Borrower shall pay, within ten (10) business days of request by Lender, all reasonable and actual costs and expenses incurred by Lender after the date hereof in connection with this Note and Loan Agreement, the Loan Documents and the Lender Indebtedness, including, without limitation, the following:

(a) all reasonable and actual costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of any amendments, extensions and increases related to this Note and Loan Agreement or the Loan Documents (including, without limitation, attorney’s fees and expenses, and the cost of appraisals and reappraisals of the Collateral (no more than once a year except during the continuance of an Event of Default)), and the cost of periodic lien searches and tax clearance certificates, as Lender deems advisable;

(b) all reasonable and actual costs losses, costs and expenses in connection with the exercise, enforcement, protection and preservation of Lender’s rights or remedies under this Note and Loan Agreement, or any other agreement relating to any Lender Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Lender (including without limitation court costs, attorney’s fees and expenses of accountants and appraisers); and

(c) any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Note and Loan Agreement or the Loan Documents (except any such taxes that are imposed with respect to an assignment by Lender), and all liabilities to which Lender may become subject as the result of delay in paying or omission to pay such taxes.

In the event Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder or under any of the Loan Documents, or fails to keep the Collateral free from security interests or liens or to maintain or repair the Collateral, in each case to the extent required under this Note and Loan Agreement or the Loan Documents, Lender in its reasonable discretion, upon ten (10) business days’ notice to Borrower (unless a lesser period of notice is required due to the exigencies of the situation) may make reasonable expenditures for such purposes and the amount so expended (including reasonable and actual attorney’s fees and expenses, filing fees and other charges) shall be payable by Borrower within thirty (30) days after demand and shall constitute part of the Lender Indebtedness.

With respect to any amount required to be paid by Borrower under this Section 25 in the event Borrower fails to pay such amount within thirty (30) days after demand, Borrower shall also pay to Lender interest thereon at the Default Rate. Borrower’s obligations under this Section 25 shall survive repayment of the principal amount of this Note and Loan Agreement.

Borrower agrees to indemnify and hold harmless Lender and Lender’s officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation) and against any loss or expense which Lender sustains or incurs as a consequence of an Event of Default, including attorney’s fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Note and Loan Agreement or any of the Loan Documents, including any breaches by Borrower of any of its obligations under the Loan Documents, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower relating to the Loan Documents.

Notwithstanding the foregoing, the obligations of Borrower under this Section 25 shall not apply to claims resulting from the gross negligence or willful misconduct of Lender or any of Lender’s officers, directors, shareholders, employees or agents), as finally determined by a court of competent jurisdiction.

25. Communications and Notices. All notices, requests and other communications made or given in connection with this Note and Loan Agreement shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by electronic mail; provided that if received after 5:00pm local time on a business day, then such communication shall be deemed received the following business day, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

To Borrower:

BLOCKFUSION USA, INC.

447 Broadway, 2nd Floor

No. 538

New York, New York 10013

Attention: Robert Scott

Email: [***]

With a copy to:

Reed Smith LLP

599 Lexington Avenue, 22nd Floor

New York, NY 10022

Attention: [***]

Email: [***]

Phone: [***]

To Lender:

XBTO TRADING, LLC

2955 NE 7th Avenue

Miami, Florida 33137

Attention: [***]

Email: [***]

[***]

With a copy to:

Stradley Ronon Stevens & Young, LLP

457 Haddonfield Road, Suite 100

Cherry Hill, NJ 08002

Attention: [***]

Email: [***]

Phone: [***]

26. Severability. The provisions of this Note and Loan Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

27. Limitation of Interest to Maximum Lawful Rate. In no event shall the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Borrower. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Lender may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash by Lender. Any such crediting or refund shall not cure or waive any default by Borrower hereunder. Borrower agrees, however, that in determining whether or not any interest payable under this Note and Loan Agreement exceeds the highest rate permitted by law, any non-principal payment, including, without limitation, late charges, loan fees and expenses are and shall be deemed to the extent permitted by law to be late charges, loan fees or expenses, as applicable, and not interest.

28. Law Governing. This Note and Loan Agreement has been made, executed and delivered in the State of New York and will be construed in accordance with and governed by the laws of such State without regard to conflict of law principles.

29. No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Lender nor shall this Note and Loan Agreement be construed as creating a partnership or joint venture or making Lender an investor in Borrower.

30. Headings. The headings of the sections, paragraphs and clauses of this Note and Loan Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Note and Loan Agreement.

31. Construction. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders. The words “Lender” and “Borrower” shall be deemed to include the respective successors and assigns of Lender and Borrower. All exhibits attached hereto are made a part of this Note and Loan Agreement.

32. Assignment or Sale by Lender. Lender may sell, assign or participate all or a portion of its interest in this Note and Loan Agreement and/or the other Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower in its possession. Lender shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each assignee or participant and the principal amounts (and stated interest) of each assignee’s or participant’s interest in in this Note and Loan Agreement and/or the other Loan Documents, provided that Lender shall not be obligated to disclose all or any portion of such register to any Person except to the extent that such disclosure is necessary to establish the Loan is in registered form under Section 5f.103-1(c) of the Treasury Regulations.

33. No Assignment by Borrower. Borrower may not assign any of its rights hereunder without the prior written consent of Lender, and Lender shall not be required to lend hereunder except to Borrower as it presently exists.

34. Binding Effect. This Note and Loan Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

35. No Third Party Beneficiaries. The rights and benefits of this Note and Loan Agreement shall not inure to the benefit of any third party.

36. Modifications. No modification of this Note and Loan Agreement shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

37. Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lender’s rights, powers, remedies and security. This Note and Loan Agreement contains the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Note and Loan Agreement, the terms of this Note and Loan Agreement shall prevail.

38. Counterparts. This Note and Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Note and Loan Agreement by signing any such counterpart.

39. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place of payment or action, then the due date for such payment or action will be the next succeeding business day.

40. Joint and Several Liability. If there is more than one Borrower executing this Note and Loan Agreement, all agreements, conditions, covenants and provisions of this Note and Loan Agreement shall be the joint and several obligation of each Borrower.

41. CONFESSION OF JUDGMENT. SIMULTANEOUSLY WITH THE EXECUTION OF THIS NOTE AND LOAN AGREEMENT, BORROWER SHALL EXECUTE IN WET INK AN AFFIDAVIT OF CONFESSION OF JUDGMENT IN THE FORM ATTACHED HERETO AS EXHIBIT “B” (THE “CONFESSION OF JUDGMENT”), AND HAVE THE SAME DULY ACKNOWLEDGED, IN THE SUM OF $8,267,885.00 (THE “DEFAULT AMOUNT”). BORROWER AND LENDER AGREE THAT THE AFORESAID CONFESSION OF JUDGMENT SHALL BE HELD IN ESCROW BY LENDER’S COUNSEL AND LENDER SHALL ONLY ENTER JUDGMENT AGAINST BORROWER FOR THE DEFAULT AMOUNT (LESS ANY PAYMENTS THERETOFORE MADE) UPON THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT UNDER THIS NOTE AND LOAN AGREEMENT.

42. JURY TRIAL WAIVER. BORROWER AND LENDER BY ITS ACCEPTANCE HEREOF WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS NOTE AND LOAN AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR LENDER WITH RESPECT TO THIS NOTE AND LOAN AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE AND LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

43. USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act.

44. Confidentiality. This Note and Loan Agreement and any related documents or communications are confidential.

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IN WITNESS WHEREOF, Obligors and Lender, intending to be legally bound hereby, have caused this Note and Loan Agreement to be duly executed the day and year first above written.

BLOCKFUSION USA, INC.

By:	/s/ Robert Scott

Name/Title: Robert Scott, Executive Vice President

NORTH EAST DATA, LLC

By:	/s/ Robert Scott

Name/Title: Robert Scott, Authorized Signatory

[Signatures Continue on Following Page]

[Signature Page to Note and Loan Agreement]

XBTO TRADING, LLC

By:	/s/ Philippe Bekhazi

Name/Title: Philippe Bekhazi, CEO

[Signature Page to Note and Loan Agreement]